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                                 EXHIBIT (23.3)

                 CONSENT OF EMENS, KEGLER, BROWN, HILL & RITTER
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                                                                  EXHIBIT (23.3)











July 29, 1996


The Navarre Deposit Bank Company
15 N. Main St.
Navarre, OH 44662


Gentlemen:

         We hereby consent to the reference to us relating to the federal income tax consequences of the Merger in the Form S-4 Registration Statement and any amendments thereto, and the Prospectus/Proxy Statement of Citizens Bancshares, Inc. and The Navarre Deposit Bank Company.

                              Very truly yours,

                              EMENS, KEGLER, BROWN, HILL
                              & RITTER CO., L.P.A.



                              By: /s/ John R. Thomas
                                  -----------------------------------
                                  John R. Thomas, Vice President